SCHEDULE 14A
                                (Rule 14a-101)
                     FORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )


Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement          / / Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Augusta Partners, L.P.
______________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)
______________________________________________________________________________

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /x/  No fee required.
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
          (1)  Title of each class of securities to which transaction applies:
______________________________________________________________________________

          (2)  Aggregate number of securities to which transaction applies:
______________________________________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

          (4)  Proposed Maximum aggregate value of transaction:
______________________________________________________________________________

          (5)  Total fee paid:
______________________________________________________________________________

     / /  Fee paid previously with preliminary materials:
______________________________________________________________________________

                               Page 1 of 23 Pages

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
______________________________________________________________________________
     (2)  Form, Schedule or Registration no.:
______________________________________________________________________________
     (3)  Filing Party:
______________________________________________________________________________
     (4)  Date Filed:
______________________________________________________________________________



































                               Page 2 of 23 Pages

                                                          August 22, 1997 <IR>

AUGUSTA PARTNERS, L.P.

Dear Limited Partner:


           We are pleased to invite you to a Special Meeting of Partners (the "Meeting") of Augusta Partners, L.P. (the "Partnership") to be held on September 30, 1997.

           As you may know, CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy") has agreed to acquire all of the stock of Oppenheimer Holdings, Inc., the parent company of Oppenheimer & Co., Inc. ("Opco"), the managing member of Augusta Management, L.L.C. (the "Manager"), which is the investment manager of the Partnership. As required by the Investment Company Act of 1940, as amended, the consummation of the acquisition will result in the automatic termination of the investment advisory arrangements between the Manager and the Partnership. In anticipation of the completion of the acquisition and to provide continuity in investment advisory services to the Partnership, we urge you to review the enclosed proxy statement. In the proxy statement you are asked to approve an amended partnership agreement which will permit the Manager to continue to provide investment advice and management to the Partnership.

           It is important to keep in mind that CIBC Wood Gundy is acquiring Opco, not the Partnership. Moreover, because the Manager is a joint venture with Ardsley Advisory Partners which provides persons to provide investment advisory services to the Partnership, the acquisition is not expected to have any impact on the Partnership's investment program or result in any change in the personnel making investment decisions for the Partnership. Your interest in the Partnership and the incentive allocation payable to the Manager will not change as a result of the acquisition. In addition, CIBC Wood Gundy has advised the Individual General Partners of the Partnership that it expects the current senior management team of Opco to continue following the acquisition.

           The Partnership's Individual General Partners have voted unanimously in favor of the amended partnership agreement and recommend that you vote "FOR" it as well. Whether or not you intend to attend the Meeting, you may vote by proxy by signing and returning the enclosed proxy card in the prepaid envelope. If you attend the Meeting and wish to vote in person, you may revoke your proxy at that time.



    In order to help you, we have attached the following questions and answers regarding the acquisition and the related proposal. They are designed to help answer questions you may have and help you cast your votes, and are being provided as a supplement to, not a substitute for, the proxy statement, which we urge you to review carefully. <IR>

           Thank you for your confidence and support.

                               Page 3 of 23 Pages

           Please feel free to call the proxy solicitor, PFPC Inc., at 1-888-520-3277 to answer any questions you may have regarding the voting of your partnership interests, and please feel free to call us at 1-800-999-6726 ext. 4225 to answer any questions regarding the transaction or other matters.

                                                   Sincerely,



                                                  /s/  Mitchell A. Tanzman
                                                  ___________________
                                                  Mitchell A. Tanzman
                                                    Individual General Partner




































                               Page 4 of 23 Pages

                              QUESTIONS & ANSWERS

Q.     WHO IS BEING ACQUIRED IN THE ACQUISITION?

A. CIBC Wood Gundy has agreed to acquire all of the stock of Oppenheimer Holdings, Inc., whose subsidiary, Oppenheimer & Co., Inc., acts as the managing member of Augusta Management, L.L.C. (the "Manager"), which is the investment manager of the Partnership. The Partnership is not being acquired.

Q.     WHY AM I BEING ASKED TO VOTE ON THIS PROPOSAL?

A. As required by the Investment Company Act of 1940, as amended, the partnership agreement of the Partnership provides for the automatic termination of the Partnership's investment advisory arrangements with the Manager in the event of an "assignment" by the Manager. The acquisition by CIBC Wood Gundy will constitute such an assignment. In order to ensure continuity of investment advice and management, Partners are being asked to approve an amended partnership agreement which will authorize the Manager to provide advice and management to the Partnership after the acquisition.

Q.     HOW WILL THE TRANSACTION AFFECT ME AS A PARTNER?

A. Your interest in the Partnership and the incentive allocation payable to the Manager will not change as a result of the acquisition. Moreover, CIBC Wood Gundy has advised the Individual General Partners of the Partnership that it expects the current senior management team of Opco to continue following the acquisition. Consequently, the Individual General Partners of the Partnership believe that the acquisition will not adversely affect the operations of the Partnership.

Q.     HOW DO THE INDIVIDUAL GENERAL PARTNERS RECOMMEND THAT I VOTE?

A. After careful consideration, the Partnership's Individual General Partners have voted unanimously in favor of the amended partnership agreement and recommend that you vote "FOR" it as well on the enclosed proxy card.

Q.     WHOM DO I CALL IF I HAVE QUESTIONS?

A. If you have any questions, please feel free to call the proxy solicitor, PFPC Inc., at 1-888-520-3277 to answer any questions you may have regarding the voting of your partnership interests, and please feel free to call us at 1-800-999-6726 ext. 4225 to answer any questions regarding the acquisition or other matters.

                                 PLEASE VOTE
                            YOUR VOTE IS IMPORTANT
                     NO MATTER HOW MANY INTERESTS YOU OWN
                               Page 5 of 23 Pages

                    NOTICE OF SPECIAL MEETING OF PARTNERS


To the Partners:

           Notice is hereby given that a Special Meeting of Partners (the "Meeting") of Augusta Partners, L.P. (the "Partnership"), will be held at the offices of Oppenheimer & Co., Inc. ("Opco"), Oppenheimer Tower, 200 Liberty Street, One World Financial Center, 40th Floor, New York, New York, on Tuesday, September 30, 1997 at 2:00 p.m., local time. The Meeting will be held for the following purposes:

           1. To approve the proposed amended partnership agreement which will authorize Augusta Management, L.L.C. to continue to provide investment advice and management to the Partnership effective upon the consummation of the acquisition of Opco by CIBC Wood Gundy Securities Corp.

           2. To transact such other business as may properly come before the Meeting, or any adjournment or adjournments thereof.

           The close of business on Monday, August 11, 1997 has been fixed as the record date for the determination of Partners entitled to notice of, and to vote at, the meeting.


                                                By Order of the Individual
                                                 General Partners

                                                /s/  Mitchell A. Tanzman
                                                ------------------------
                                                Mitchell A. Tanzman
                                                 Individual General Partner




    August 22, 1997 <IR>


                  PLEASE RETURN YOUR PROXY CARD IMMEDIATELY
EACH PARTNER MAY THINK HIS VOTE IS NOT IMPORTANT. THE MEETING OF PARTNERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE PARTNERSHIP WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. YOUR VOTE COULD BE CRITICAL TO ENABLE THE PARTNERSHIP TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY.





                               Page 6 of 23 Pages

PRELIMINARY PROXY STATEMENT


                               PROXY STATEMENT

                         SPECIAL MEETING OF PARTNERS
                  TO BE HELD ON TUESDAY, SEPTEMBER 30, 1997

           This proxy statement is furnished in connection with a solicitation of proxies by the Individual General Partners of Augusta Partners, L.P. (the "Partnership") to be voted at the Special Meeting of Partners of the Partnership (the "Meeting") to be held on Tuesday, September 30, 1997 at 2:00 p.m., local time, at the offices of Oppenheimer & Co., Inc., Oppenheimer Tower, 200 Liberty Street, One World Financial Center, 40th Floor, New York, New York, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Partners. Partners of record at the close of business on August 11, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. Each Partner shall be entitled to cast a number of votes equivalent to such Partner's Partnership percentage as of the Record Date. Partnership percentage is established for each Partner on the Partnership's books as of the first day of each fiscal period. The Partnership percentage of each Partner was most recently established on December 31, 1996, and was determined by dividing the balance of the Partner's capital account as of such date, which was the commencement of the most recent fiscal period, by the sum of the capital accounts of all of the Partners as of that date. At the close of business on the Record Date, the total capital accounts of all Partners was $136,717,490.



     The purpose of the Meeting is to permit the Partners to consider the approval of an amended partnership agreement (the "Amended Partnership Agreement") which will authorize Augusta Management, L.L.C. (the "Manager") to continue to provide investment advice and management to the Partnership upon the consummation of the acquisition (the "Acquisition") contemplated by the Stock Acquisition Agreement, dated as of July 22, 1997 (the "Stock Acquisition Agreement"), by and between CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy") and Oppenheimer Group, Inc. ("Oppenheimer Group") and its subsidiary, Oppenheimer Equities, Inc. ("Oppenheimer Equities" and, collectively with Oppenheimer Group, "Oppenheimer"). Pursuant to the Stock Acquisition Agreement, CIBC Wood Gundy will acquire from Oppenheimer Equities all of the stock of Oppenheimer Holdings, Inc. ("Oppenheimer Holdings"), whose wholly-owned subsidiary, Oppenheimer & Co., Inc. ("Opco") acts as the managing member of the Manager pursuant to a limited liability company agreement ("LLC Agreement") between Opco and Ardsley Advisory Partners ("Ardsley"). For a discussion of the Acquisition, see "The Acquisition" under the Proposal below. As required by the Investment Company Act of 1940, as amended (the "1940 Act"), consummation of the Acquisition will cause the automatic termination of the Manager's authority to provide advice and management to the Partnership. Therefore, in order to ensure continuity in the management of the Partnership, Partners are being asked to approve the Amended Partnership Agreement (the "Proposal"). <IR>


                               Page 7 of 23 Pages

     All properly executed proxies received prior to the Meeting will be voted at the Meeting or any adjournment thereof in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted "FOR" the Proposal. Partners who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Partnership at any time before they are voted. In addition, any Partner who attends the Meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given. See "Voting Information." <IR>

           Proxy materials will first be mailed to Partners of record on or about August 22, 1997. The principal executive offices of the Partnership are located at Oppenheimer Tower, One World Financial Center, 33rd Floor, 200 Liberty Street, New York, New York 10281. Copies of the Partnership's most recent annual and semi-annual reports are available upon request, without charge, by writing to the Partnership at its principal executive offices or by calling toll-free 1-800-999-6726 ext. 4225.

                              PRINCIPAL HOLDERS

            Neither the holdings of each Individual General Partner, nor the holdings of the Individual General Partners as a group, represented more than 1% of the interests of the Partnership as of July 31, 1997. Each Individual General Partner has sole voting and investment power with respect to the interests.

           As of July 31, 1997, to the best knowledge of the Partnership, no person beneficially owned more than 5% of the Partnership's interests.



    THE PROPOSAL <IR>

            TO APPROVE THE PROPOSED AMENDED PARTNERSHIP AGREEMENT
           WHICH WILL AUTHORIZE THE MANAGER TO CONTINUE TO PROVIDE
             INVESTMENT ADVICE AND MANAGEMENT TO THE PARTNERSHIP
                  AFTER THE CONSUMMATION OF THE ACQUISITION

INTRODUCTION

           Pursuant to the Partnership's partnership agreement (the "Partnership Agreement"), the Manager of the Partnership provides investment advice and management to the Partnership. The Manager is a Delaware limited liability company in which Opco acts as the managing member. Ardsley is the other member of the Manager, and is responsible for supplying the personnel who, on behalf of the Manager, provide investment advice and management to the Partnership. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and the Manager has provided investment advice and management to the Partnership since the commencement of the Partnership's operations.


                               Page 8 of 23 Pages

1940 ACT REQUIREMENTS

           As required by the 1940 Act, the Manager's authority pursuant to the Partnership Agreement to provide investment advice and management to the Partnership automatically terminates upon the occurrence of an assignment, which is deemed to include any change of control of the investment adviser.
Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser to a registered investment company except pursuant to a written contract that has been approved by shareholders. Therefore, in order for the Manager to provide investment advice and management after the closing of the Acquisition, Partners must approve the Amended Partnership Agreement which authorizes the Manager to provide investment advice and management to the Partnership and sets forth the terms of that arrangement, including the incentive allocation payable to the Manager.

           If approved by the Partners, the investment advisory arrangements described in the Amended Partnership Agreement will remain in effect for a term of two years. Such arrangements will continue in effect thereafter for successive periods of one year if and so long as such continuance is specifically approved annually by (a) the Individual General Partners or (b) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership, provided that in either event, the continuance also is approved by a majority of the Individual General Partners who are not "interested persons" (as defined by the 1940 Act) (the "Independent Individual General Partners") by vote cast in person at a meeting called for the purpose of voting on such approval.

           In anticipation of the Acquisition and to provide continuity in investment advisory services, at a meeting held on August 11, 1997, the Partnership's Individual General Partners, including a majority of the Independent Individual General Partners, approved the Amended Partnership Agreement and directed that it be submitted to the Partners for approval at the Meeting. THE AMENDED PARTNERSHIP AGREEMENT IS IDENTICAL TO THE PARTNERSHIP AGREEMENT, EXCEPT THAT THE TERM FOR THE PROVISION OF ADVICE AND MANAGEMENT TO THE PARTNERSHIP BY THE MANAGER COMMENCES UPON THE LATER OF THE VOTE OF A MAJORITY (AS DEFINED IN THE 1940 ACT) OF THE OUTSTANDING VOTING SECURITIES OF THE PARTNERSHIP OR THE CLOSING OF THE ACQUISITION. At their meeting, the Individual General Partners, including a majority of Independent Individual General Partners, also approved a new management and administration agreement between the Partnership and Opco and a new placement agency agreement between the Partnership and Opco. The new agreements will permit Opco to continue to provide, and permit the Partnership to receive, the same services under those agreements as are now provided to the Partnership by Opco, at the same fees, after the consummation of the Acquisition. These new agreements are not subject to approval by the Partners.





                               Page 9 of 23 Pages

            Section 15(f) of the 1940 Act is available to Oppenheimer in connection with CIBC Wood Gundy's acquisition of Opco. Section 15(f) provides in substance that when a sale of a controlling interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the sale of such interests, or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" (as defined in the 1940 Act) includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any "interested person" (as defined in the 1940 Act) of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its securities holders (other than fees for bona fide investment advisory or other services) or, with certain exceptions, from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company. The Individual General Partners are not aware of any circumstances arising from the Acquisition that might result in an unfair burden being imposed on the Partnership. Moreover, CIBC Wood Gundy has agreed with Oppenheimer that it will use reasonable best efforts to insure that no unfair burden will be imposed on the Partnership by or as a result of the Acquisition during such two-year period. The second condition of Section 15(f) is that during the three-year period following the consummation of a transaction, at least 75% of the investment company's board must not be "interested persons" of the investment adviser or predecessor adviser. In connection with satisfaction of such 75% disinterested board requirement, Mr. Robert A. Blum, an officer of Opco and an Individual General Partner, has tendered his resignation as an Individual General Partner of the Partnership. In addition, CIBC Wood Gundy has agreed with Oppenheimer that it will use reasonable best efforts to insure compliance with this requirement during the applicable three-year period.

THE MANAGER

            The Manager, located at Oppenheimer Tower, One World Financial Center, 33rd Floor, 200 Liberty Street, New York, New York 10281, is a General Partner of the Partnership. The Manager manages the Partnership's investments, subject to the supervision of the Individual General Partners. The Manager is a joint venture between Opco and Ardsley, who are its sole members. Under the terms of the LLC Agreement governing the Manager, Ardsley provides access to its employees who provide the day-to-day management of the Partnership, subject to the control and supervision of Opco, the Manager's managing member. Opco is located at Oppenheimer Tower, One World Financial Center, 200 Liberty Street, New York, New York 10281. Ardsley is located at 646 Steamboat Road, Greenwich, Connecticut 06830.




                               Page 10 of 23 Pages

            Opco is a wholly-owned subsidiary of Oppenheimer Holdings which in turn currently is a wholly-owned subsidiary of Oppenheimer Equities. Oppenheimer Equities is a wholly-owned subsidiary of Oppenheimer Financial Corp., which in turn is a wholly-owned subsidiary of Oppenheimer Group. Oppenheimer & Co., L.P. ("Opco L.P.") currently owns approximately 71% of the common stock of Oppenheimer Group. Nathan Gantcher and Stephen Robert are the managing general partners of Opco L.P., the remaining general and limited partner interests of which are owned by employees of Opco and its affiliates, including Robert A. Blum and Mitchell A. Tanzman, who are limited partners of Opco L.P. and serve as Individual General Partners of the Partnership. The principal business address of each of the foregoing entities is Oppenheimer Tower, 200 Liberty Street, One World Financial Center, New York, New York 10281.

            The Manager does not have any directors or officers.

INFORMATION CONCERNING CIBC WOOD GUNDY

            CIBC Wood Gundy is the broker-dealer subsidiary of The Canadian Imperial Bank of Commerce, North America's seventh largest and Canada's second largest bank. CIBC Wood Gundy is a wholly-owned subsidiary of CIBC Wood Gundy Holdings, Inc., which in turn is owned 98% by CIBC Wood Gundy Securities Inc., a Canadian investment dealer, and 2% by CIBC Wood Gundy Funding LLC. CIBC Wood Gundy Funding LLC is owned 50% by CIBC Wood Gundy Securities Inc. and 50% by Wood Gundy Mortgage Corp. CIBC Wood Gundy Securities Inc. is a wholly-owned subsidiary of The CIBC Wood Gundy Corporation, a Canadian firm owned by The Canadian Imperial Bank of Commerce.

THE ACQUISITION

            On July 22, 1997, CIBC Wood Gundy and Oppenheimer entered into the Stock Acquisition Agreement, pursuant to which CIBC Wood Gundy will acquire all of the stock of Oppenheimer Holdings from Oppenheimer Equities. The aggregate purchase price is $350 million in cash (the "Purchase Price"), of which amount $75 million will be retained by CIBC Wood Gundy to discharge certain indemnification obligations of Oppenheimer Equities to CIBC Wood Gundy. In addition, the Purchase Price is subject to certain post-closing adjustments based on the change in shareholders' equity of Oppenheimer Holdings and its subsidiaries on a consolidated basis from April 30, 1997 until the closing of the Acquisition. In addition, a retention pool of up to $175 million will be paid out over a period of up to three years.

            The Acquisition is subject to various conditions being satisfied prior to closing, including, among other things, the requisite approval of agreements by the Partners of the Partnership and the receipt of requisite regulatory approvals, including any approvals required by the Federal Reserve Board and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. If for any reason the Acquisition is not consummated, the Partnership Agreement will remain in effect in accordance with its terms.

                               Page 11 of 23 Pages

            Upon consummation of the Acquisition, Opco will be an indirect wholly-owned subsidiary of CIBC Wood Gundy. Therefore, consummation of the Acquisition will involve a change of control of Opco, which will constitute an assignment, and thus, in accordance with Section 3.4 of the Partnership Agreement, cause a termination of the authority of the Manager to provide investment advice and management to the Partnership. CIBC Wood Gundy has advised the Individual General Partners that it does not expect any changes, other than changes in the ordinary course of business, in the senior management team of Opco, or in the manner in which the Manager renders services to the Partnership. CIBC Wood Gundy has further advised the Individual General Partners that it anticipates the eligibility of the Manager to serve as the Partnership's Manager will not be affected by the Acquisition, that the Manager will continue to provide investment advice and management with no material changes in operating conditions, and, in particular, that the Acquisition will not affect the ability of the Manager to fulfill its obligations under the Amended Partnership Agreement.

THE PARTNERSHIP AGREEMENT AND AMENDED PARTNERSHIP AGREEMENT

            Pursuant to the Partnership Agreement dated as of July 16, 1996, the Manager is authorized to provide investment advice and management to the Partnership. The Amended Partnership Agreement provides the same authority to the Manager, effective upon consummation of the Acquisition. The Partnership Agreement was initially approved by the Individual General Partners, including a majority of Independent Individual General Partners, and by the organizational limited partner of the Partnership on July 16, 1996. The Partnership Agreement and Amended Partnership Agreement are identical except for the effective dates of the Manager's authority to provide advice and management and for the initial term of such authority. A copy of the proposed amendment to the Partnership Agreement is contained in Exhibit A to this proxy statement.

            Under the terms of the Amended Partnership Agreement, the Manager will continue to be responsible for the management of the Partnership's portfolio of investments in accordance with its stated policies and restrictions. The Manager will continue to be responsible for making investment decisions for the Partnership, placing purchase and sale orders and providing research, statistical analysis and continuous supervision of the Partnership's investment portfolio.



     Under the Partnership Agreement now in effect, the Manager is entitled to receive an incentive allocation of 20% of the net profits, if any, that have been credited to the capital accounts of Limited Partners during the applicable periods specified in that agreement. The incentive allocation is charged to a Limited Partner only to the extent that cumulative net profits with respect to such Limited Partner through the close of any period exceeds the highest level of cumulative net profits with respect to such Limited Partner through the close of any prior period. The Amended Partnership Agreement does not modify the terms of this allocation. As of August 1, 1997, the Manager has not received any incentive allocation. <IR>

                               Page 12 of 23 Pages

            All expenses incurred in the operation of the Partnership will continue to be borne by the Partnership, except to the extent specifically required to be borne by Opco. The expenses borne by the Partnership include, but are not limited to, the following: all costs and expenses directly related to portfolio transactions and positions for the Partnership's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds; expenses incurred in obtaining research and other information or systems utilized for portfolio management purposes by the Manager, including the costs of publication subscriptions or other news services, statistics and pricing services, service contracts for quotation equipment and related hardware and software; all costs and expenses associated with the organization and registration of the Partnership, and certain offering costs and the costs of compliance with any applicable Federal or state laws; the costs and expenses of holding any meetings of any Partners that are regularly scheduled, permitted or required to be held under the terms of the Partnership Agreement, the 1940 Act or other applicable law; fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Partnership; the 1% annual management and administration fee payable to Opco and the fees of custodians and persons (such as PFPC Inc.) providing administrative services to the Partnership; the costs of a fidelity bond and any liability insurance obtained on behalf of the Partnership or its General Partners; and such other types of expenses as may be approved from time to time by the Individual General Partners.

            The Manager is reimbursed by the Partnership for any of the above expenses that it pays on behalf of the Partnership.

            Under the Amended Partnership Agreement the authority of the Manager shall become effective upon the later of the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership or the closing date of the Acquisition and shall terminate: (i) if any period of 12 consecutive months following the first twelve consecutive months of the effectiveness of such authority shall conclude without the approval of the continuation of such authority by (A) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership or (B) the Individual General Partners, and in either case, approval by a majority of the Independent Individual General Partners; (ii) if revoked by the Individual General Partners or by vote of a majority (as defined in the 1940 Act) of the outstanding securities of the Partnership, in either case with 60 days prior written notice to the Manager; (iii) at the election of the Manager with 60 days prior written notice to the Individual General Partners; or (iv) upon the termination of the status of the Manager as the General Partner and Manager of the Partnership. The authority of the Manager to provide investment advice and management to the Partnership automatically terminates upon the occurrence of any event constituting an "assignment" under the 1940 Act.

                               Page 13 of 23 Pages

            The Amended Partnership Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties thereunder, the Manager shall not be liable for any act or omission in the course of or in connection with the rendering of its services thereunder.

BOARD CONSIDERATION

            In approving the Amended Partnership Agreement and determining to submit it to Partners for their approval, the Individual General Partners have determined that continuity and efficiency of advisory services after the Acquisition can best be assured by approving the Amended Partnership Agreement. The Individual General Partners believe that the Amended Partnership Agreement will enable the Partnership to obtain high-quality investment advisory services at a cost which they deem appropriate and reasonable and that approval of the Amended Partnership Agreement is in the best interests of the Partnership and its Partners. In connection with their review of the Amended Partnership Agreement, the Individual General Partners requested and reviewed, with the assistance of their own legal counsel, materials furnished by the Manager and CIBC Wood Gundy. These materials included written information regarding CIBC Wood Gundy and its personnel, operations and financial condition.

            In approving the Amended Partnership Agreement, the Individual General Partners focused primarily on the nature, quality and scope of operations and services to date provided by the Manager to the Partnership, which are expected to continue to be provided after the Acquisition with no change in the incentive allocation payable to the Manager, and on the fact that the Partnership Agreement and the Amended Partnership Agreement, including the terms relating to the services to be performed thereunder by the Manager and the expenses and incentive allocation payable by the Partnership, are substantially identical. In connection with these primary considerations, the Individual General Partners considered the Amended Partnership Agreement in comparison to the investment advisory arrangements of other investment companies and funds, including funds advised by members of the Manager; particularly, with regard to the level of fees, and the benefits to the Manager of its relationship with the Partnership. The Individual General Partners also considered the commitment of CIBC Wood Gundy to maintain and enhance the services provided to the Partnership by the Manager, and met with representatives of CIBC Wood Gundy to discuss their current intentions with respect to the Manager.



     The Individual General Partners also considered that the personnel of Ardsley, through the Manager who provide investment advice and management to the Partnership under the supervision of Opco, would not change as a result of the Acquisition. <IR>





                               Page 14 of 23 Pages

     In addition to the foregoing considerations, the Individual
General Partners considered the likelihood of the Manager's continued financial stability, following consummation of the Acquisition; particularly in light of the overall experience and reputation of CIBC Wood Gundy and its financial stability including whether there are any aspects of the Acquisition likely to affect adversely the ability of the Manager to retain and attract qualified personnel following the Acquisition. In connection with these considerations, the Individual General Partners also considered possible alternatives to approval of the Amended Partnership Agreement. <IR>

            Based upon their review of the above factors, the Individual General Partners concluded that the approval of the Amended Partnership Agreement is in the best interests of the Partnership and its Partners.

            Certain Individual General Partners have an interest in the approval of the Amended Partnership Agreement as a result of their financial interests in and positions with the Manager or affiliates thereof, as described above under "The Manager."

REQUIRED VOTE AND INDIVIDUAL GENERAL PARTNER'S RECOMMENDATION



     Approval of the Amended Partnership Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of the Partnership, which for this purpose means the affirmative vote of the lesser of (1) Partners representing more than 50% of the outstanding interests in the Partnership or (2) Partners representing 67% or more of the interests in the Partnership present at the Meeting if the holders of more than 50% of the outstanding interests are represented at the Meeting in person or by proxy.
If the Partners of the Partnership do not approve the Amended Partnership Agreement, Oppenheimer and CIBC may nevertheless determine to proceed with the Acquisition and, in such case, the authority of the Manager to provide investment advice and management under the Partnership Agreement would terminate automatically. In that event, the Individual General Partners will take such further action as they may deem to be in the best interests of the Partnership and its Limited Partners. <IR>

            THE INDIVIDUAL GENERAL PARTNERS, INCLUDING ALL INDEPENDENT INDIVIDUAL GENERAL PARTNERS, RECOMMEND THAT PARTNERS VOTE "FOR" THE FOREGOING PROPOSAL.











                               Page 15 of 23 Pages

                            ADDITIONAL INFORMATION

            Opco provides management and administration services to the Partnership pursuant to a separate management and administration agreement. Under the management and administration agreement, Opco generally assists in all aspects of the Partnership's operations, other than providing investment advice, subject to the overall authority of the Individual General Partners. Under the terms of the management and administration agreement, Opco receives a monthly fee which is computed at the annual rate of 1.0% of the value of the Partnership's net assets. For the period commencing September 4, 1996 to July 31, 1997, Opco received $1,031,605 in such management and administration fees. Opco has retained Ardsley to provide management and administration services to the Partnership pursuant to a sub-management and sub-administration agreement. Opco, from the fees it receives under the management and administration agreement, pays Ardsley for such services. Opco also acts as placement agent pursuant to a placement agency agreement, but is not compensated for its services as placement agent. During the period September 4, 1996 to July 31, 1997, the Manager executed portfolio transactions on behalf of the Partnership through Opco. The aggregate amount of commissions paid to Opco during such period was $26,066 which constitutes 1.59% of the total brokerage commissions paid by the Partnership during such period.

            PFPC Inc., located at 400 Bellevue Parkway, Wilmington, Delaware 19809, also provides administrative services to the Partnership pursuant to an administrative, accounting and investor services agreement.

                              VOTING INFORMATION



     A quorum is constituted with respect to the Partnership by the presence in person or by proxy of the holders of a majority of the total number of votes eligible to be cast by all Partners as of the Record Date. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, if it represents a nominee "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the interests in the Partnership represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. If a proxy is properly executed and returned and is marked with an abstention, the proxy will not be voted on any matter as to which the abstention applies. For this reason, abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approval of the Proposal. <IR>



     In the event that a quorum is not present at the Meeting, the Manager may adjourn the Meeting to permit further solicitation of proxies. If a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of

                               Page 16 of 23 Pages
the Meeting to permit further solicitation of proxies. In determining whether to propose an adjournment in such event, the following factors may be considered: the nature of the Proposal, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to Partners with respect to the reasons for the solicitation. Any such adjournment will require the affirmative vote of the holders of a majority of the interests in the Partnership that are represented at the Meeting in person or by proxy. If a quorum is present and an adjournment proposed, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" the Proposal in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" the Proposal against such adjournment.

                                OTHER MATTERS

            The Individual General Partners are not aware of any other matters which may come before the Meeting. However, should any such matters with respect to the Partnership properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

            The expenses of the Meeting will be borne by CIBC Wood Gundy if the closing of the Acquisition occurs, and otherwise by Oppenheimer.

            Proxies may be solicited personally by regular employees of affiliates of the Manager or by telephone or telegraph, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed for such out-of-pocket expenses. In addition, the Partnership has retained PFPC Inc., a proxy solicitation firm, to assist in the solicitation of the proxy vote. It is anticipated that PFPC Inc. will be paid for such solicitation services in an amount not to exceed $5,000 plus reasonable out-of-pocket expenses. Therefore, expenses of the Meeting will include costs of
(i) preparing, assembling and mailing material in connection with the solicitation, (ii) soliciting proxies by officers or employees, personally or by telephone or telegraph, (iii) reimbursing brokerage houses, banks and other fiduciaries and (iv) compensating the proxy solicitor. If you have any questions or need assistance in voting, please contact PFPC Inc. at their toll free number, 1-888-520-3277.

            Unless otherwise required under the 1940 Act, ordinarily it is not necessary for the Partnership to hold annual meetings of Partners. As a result, the Partners will not consider each year the election of Individual General Partners or the appointment of auditors. However, the Individual General Partners will call a meeting of Partners for the purpose of electing Individual General Partners if, at any time, less than a majority of the Partners then holding office have been elected by Partners. Under the 1940 Act, Partners of record of not less than two-thirds of the Partnership's interests may remove Individual General Partners through a declaration in writing or by vote cast in person or by proxy at a meeting called for that

                               Page 17 of 23 Pages
purpose. The Individual General Partners will call a meeting of Partners for the purpose of voting upon the question of removal of any Individual General Partners when requested in writing to do so by Partners holding 25% or more of the number of votes eligible to be cast by all Partners. Partners wishing to submit proposals for inclusion in the Partnership's proxy statement for a subsequent meeting should send their written submissions to the Partnership at Oppenheimer Tower, One World Financial Center, 33rd Floor, 200 Liberty Street, New York, New York 10281.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY. THEREFORE, PARTNERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.


    Dated:  August 22, 1997 <IR>
































                               Page 18 of 23 Pages

                                                                     Exhibit A


                                FIRST AMENDMENT
                                    TO THE
                          FIRST AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            AUGUSTA PARTNERS, L.P.


           THIS FIRST AMENDMENT (the "Amendment") to the First Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement"), dated as of July 16, 1996, of Augusta Partners, L.P. (the "Partnership") is dated ____ __, 1997 by and among Augusta Management, L.L.C., a Delaware limited liability company, as the Manager (the "Manager"), Sol Gittleman, Luis Rubio, Janet L. Schinderman and Mitchell A. Tanzman, as the Individual General Partners (the "IGPs") and those persons now or hereafter admitted and listed on Schedule I to the Limited Partnership Agreement as General Partners and as Limited Partners.


                                W I T N E S S E T H :

           WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of July 22, 1997, by and between CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy"), Oppenheimer Group, Inc. and its subsidiary, Oppenheimer Equities, Inc. ("Oppenheimer Equities"), CIBC Wood Gundy will acquire from Oppenheimer Equities all of the stock of Oppenheimer Holdings, Inc., whose wholly-owned subsidiary, Oppenheimer & Co., Inc. ("Opco"), acts as the managing member of the Manager pursuant to a limited liability company agreement between Opco and Ardsley Advisory Partners; and

           WHEREAS, the consummation of the transaction contemplated by the Stock Purchase Agreement (the "Acquisition") will cause the automatic termination of the Manager's authority to provide investment advisory services to the Partnership in accordance with the provisions of Section 3.4(a) of the Limited Partnership Agreement; and

           WHEREAS, pursuant to Section 8.1(a) of the Limited Partnership Agreement, the Limited Partnership Agreement may be amended, in whole or in part, with the approval of (i) the IGPs, including the vote of a majority of the Independent General Partners (the "Independent IGPs") if required by the Investment Company Act of 1940, as amended (the "1940 Act"), (ii) the Manager and (iii) a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership; and




                               Page 19 of 23 Pages

           WHEREAS, the IGPs (including the vote of a majority of the Independent IGPs), the Manager and a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership have approved this Amendment so as to authorize and enable the Manager to provide investment advisory services to the Partnership;

           NOW THEREFORE, the Limited Partnership Agreement be, and hereby is, amended by deleting in its entirety Section 3.4(a) of the Limited Partnership Agreement and restating such Section as follows:

            (a)

     The Manager shall provide Advice and Management to the Partnership under the general supervision of the Individual General Partners. The authority of the Manager granted under this Section 3.4 shall become effective upon the later of [September 30, 1997] or the closing of the acquisition contemplated by the Stock Purchase Agreement, dated as of July 22, 1997, by and between CIBC Wood Gundy Securities Corp., Oppenheimer Group, Inc. and its subsidiary, Oppenheimer Equities, Inc. and shall terminate: (i) if any period of 12 consecutive months following the first twelve consecutive months of the effectiveness of such authority shall conclude without the approval of the continuation of such authority by (A) the vote of a majority (as defined in the 1940
      Act) of the outstanding voting securities of the Partnership or (B) the Individual General Partners, and in either case, approval by a majority of the Independent General Partners by vote cast in person at a meeting called for such purpose; (ii) if revoked by the Individual General Partners or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership, in either case with 60 days' prior written notice of the Manager; (iii) at the election of the Manager with 60 days' prior written notice to the Individual General Partners; or (iv) upon the termination of the status of the Manager pursuant to Section 4.1(a) hereof other than by reason of a Transfer of the Manager's Interest pursuant to Section 4.4 hereof that does not involve an "assignment" within the meaning of the 1940 Act. The authority of the Manager under this Section 3.4 shall not be terminated in the event of a Transfer of the Manager's Interest pursuant to Section
      4.4 that does not involve an "assignment" within the meaning of the 1940 Act, and shall instead be vested in such Transferee. The authority of the Manager to provide Advice and Management pursuant to this Section
      3.4 shall automatically terminate upon the occurrence of any event in connection with the Manager, its provision of Advice and Management, this Agreement or otherwise constituting an "assignment" within the meaning of the 1940 Act. If the authority of the Manager under this
      Section 3.4 is terminated as provided herein, the Individual General Partners may appoint, subject to the approval thereof by a majority of the Independent General Partners and by vote of majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership, a person or persons to provide Advice and Management to the Partnership, and shall cause the terms and conditions of such appointment to be stated in this Agreement or in an agreement executed on behalf of the Partnership and such person or persons. <IR>

                               Page 20 of 23 Pages

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                    MANAGER:

                                    AUGUSTA MANAGEMENT, L.L.C.
                                    By:  OPPENHEIMER & CO., INC.
                                         Managing Member

                                    By:______________________________________
                                       Mitchell A Tanzman
                                       Managing Director



                                    INDIVIDUAL GENERAL PARTNERS:


                                    _________________________________________
                                    Sol Gittleman


                                    _________________________________________
                                    Luis Rubio

                                    _________________________________________
                                    Janet L. Schinderman

                                    _________________________________________
                                    Mitchell A. Tanzman


                                    LIMITED PARTNERS:


                                    Each person who has signed a Limited
                                    Partner Signature Page and who is a
                                    Limited Partner of the Partnership as of the date hereof or who shall hereafter sign a Limited Partner Signature Page and who shall be accepted by the Manager to the Partnership as a Limited Partner.






                               Page 21 of 22 Pages

    PROXY CARD -- AUGUSTA PARTNERS, L.P. <IR>


The undersigned Partner of Augusta Partners, L.P. hereby appoints Mitchell A. Tanzman, Joyce M. O'Brien and Carmine E. Angone, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the interests in the Partnership standing in the name of the undersigned at the close of business on August 11, 1997 at a Special Meeting of Partners (the "Meeting") to be held at the offices of Oppenheimer & Co., Inc., Oppenheimer Tower, 200 Liberty Street, One World Financial Center, 40th Floor, New York, New York, commencing at 2:00 p.m. on Tuesday, September 30, 1997, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposal, as more fully described in the proxy statement for the Meeting. THIS PROXY IS SOLICITED BY THE PARTNERSHIP'S INDIVIDUAL GENERAL PARTNERS AND WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW UNLESS OTHERWISE INDICATED.

TO VOTE, MARK THE APPROPRIATE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS /X/

KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY

                            AUGUSTA PARTNERS, L.P.
       VOTE ON PROPOSAL
FOR          AGAINST          ABSTAIN
/ /           / /               / /
1. To approve the proposed amended partnership agreement which will authorize Augusta Management, L.L.C. to continue to provide investment advice and management to the Partnership effective upon the consummation of the acquisition of Oppenheimer & Co., Inc. by CIBC Wood Gundy Securities Corp.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, or any adjournment(s) thereof.
PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

------------------       -------------------          --------------------
SIGNATURE                SIGNATURE (JOINT OWNERS)      DATE




                               Page 22 of 23 Pages

------------------          ------------------
TITLE                       TITLE

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.









































                               Page 23 of 23 Pages